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                             EXTENSION OF PROMISSORY NOTE

This Extension of Promissory Note (the "Extension") is made effective as of December 7, 1996 (the "Effective Date"), by and between Corvas International, Inc., a Delaware corporation ("Lender"), and Randall E. Woods ("Borrower") with respect to the following:

    A. Borrower executed a Promissory Note for a principal amount of $200,000.00, dated June 25, 1996 (the "Note") secured by that certain Deed of Trust dated as of June 25, 1996, encumbering Borrower's real property in Potomac, Maryland (the "Property"); and

    B. The outstanding principal amount of the Note was due and payable on the earlier of December 7, 1996, or the closing of the sale of the Property or any transfer by Borrower of the interest therein; and

    C. Borrower has made all reasonable efforts to sell the Property and has been unable to do so.

    The parties hereto agree as follows:

    As approved by resolution of the Board of Directors of Lender at its Board meeting held December 4, 1996, Lender and Borrower have agreed to extend the term of the Note for a period of one (1) year, expiring on the sale of the Maryland residence or December 7, 1997, whichever shall first occur.

    Except as set forth herein, all of the remaining terms, conditions and provisions of the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Extension effective as of the Effective Date.

AGREED TO AND ACCEPTED:

"LENDER"                                    "BORROWER"

CORVAS INTERNATIONAL, INC.

By: /s/ JOHN E. CRAWFORD                    By: /s/ RANDALL E. WOODS
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    John E. Crawford, Executive Vice             Randall E. Woods
    President, Chief Financial Officer and
    Corporate Secretary

Dated: January  30, 1997                    Dated:  January  29, 1997
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